Exhibit 23.3

TBPE REGISTERED ENGINEERING FIRM F-1580			FAX (713) 651-0849
1100 LOUISIANA	SUITE 3800	HOUSTON, TEXAS 77002-5235	TELEPHONE (713) 651-9191

July 14,  2010

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. consents to the references to our firm included in Ecopetrol S.A.’s annual report on Form 20-F for the year ended December 31, 2009 (the “Annual Report”), and to the inclusion of our report dated April 15, 2010 (our “Report”) as Exhibit 99.1 to the Annual Report, as well as to the incorporation by reference of this consent and our Report into Ecopetrol’s S.A.’s registration statement on Form F-3 filed with the United States Securities and Exchange Commission on February 12, 2010.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

1200, 530 8TH AVENUE, S.W. CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550 DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258